File No. 70-8205



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         ------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 12
                                       TO
                                    FORM U-1
                         -------------------------------

                           APPLICATION OR DECLARATION

                                    under the

                   PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                                      * * *
                      AMERICAN ELECTRIC POWER COMPANY, INC.
                       CENTRAL AND SOUTH WEST CORPORATION
                                CSW ENERGY, INC.
                     1 Riverside Plaza, Columbus, Ohio 43215
                     ---------------------------------------
               (Name of company or companies filing this statement
                   and address of principal executive office)

                                      * * *

                      AMERICAN ELECTRIC POWER COMPANY, INC.
                     1 Riverside Plaza, Columbus, Ohio 43215
                     ---------------------------------------
                     (Name of top registered holding company
                     parent of each applicant or declarant)

                                      * * *

                 A. A. Pena, Senior Vice President and Treasurer
                   AMERICAN ELECTRIC POWER SERVICE CORPORATION
                     1 Riverside Plaza, Columbus, Ohio 43215

                         Susan Tomasky, General Counsel
                   AMERICAN ELECTRIC POWER SERVICE CORPORATION
                     1 Riverside Plaza, Columbus, Ohio 43215
                     ---------------------------------------
                   (Names and addresses of agents for service)

         American Electric Power Company, Inc. ("AEP"), a New York corporation and a registered holding company under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), Central and South West Corporation, a Delaware corporation ("CSW"), a registered holding company under the 1935 Act and a wholly-owned subsidiary of AEP, and CSW Energy, Inc. ("Energy"), a Texas corporation, an indirect subsidiary of AEP and a wholly-owned non-utility subsidiary of CSW, hereby amend the Form U-1 Application-Declaration in File No. 70-8205 and restate the Application-Declaration in the following respects. In all other respects the Application-Declaration as previously filed and amended will remain the same.

ITEM 1.  DESCRIPTION OF PROPOSED TRANSACTIONS

         The first sentence of the third paragraph of Item 1 be deleted and replaced with the following language:

                  "AEP, CSW and Energy hereby request that the Commission authorize (a) the extension of the guarantee authorization under the Application-Declaration until March 31, 2003; and
                  (b) AEP to issue Guarantees in addition to CSW and Energy."


                                    SIGNATURE

         Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned companies have duly caused this statement to be signed on their behalf by the undersigned thereunto duly authorized.

                                           AMERICAN ELECTRIC POWER COMPANY, INC.
                                           CENTRAL AND SOUTH WEST CORPORATION
                                           CSW ENERGY, INC.


                                           By: /s/ John F. Di Lorenzo, Jr.
                                               ____________________________
                                                John F. Di Lorenzo, Jr.
                                                Secretary
Dated:  December 19, 2000